INTERNATIONAL FLAVORS & FRAGRANCES INC.

2000 Stock Award and Incentive Plan,
as amended and restated effective as of March 6, 2007 (the ‘‘Plan’’)

Stock-Settled Appreciation Rights Agreement

This Stock-Settled Appreciation Rights Agreement (the ‘‘Agreement’’) confirms the grant on                                  , 20     (the ‘‘Grant Date’’) by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the ‘‘Company’’), to                          (‘‘Employee’’), for the purpose set forth in Section 1 of the Plan, of stock appreciation rights (the ‘‘SARs’’) covering shares of the Company’s Common Stock, par value $.12½ per share (the ‘‘Shares’’), pursuant to Section 6(c) of the Plan, as follows:

Shares covered by SARs:	__ Shares
Base Price (akin to exercise price):	$__ per Share, being the fair market value thereof on the Grant Date
SARs vest and become exercisable:	As to 100% of the Shares covered by the SARs on the third anniversary of the Grant Date, except that different vesting and exercisability provisions may apply upon the occurrence of certain events specified in Section 5 or 6 hereof
Expiration Date:	The seventh anniversary of the Grant Date (at the close of business) (the ‘‘Stated Expiration Date’’) or, in the event Employee’s employment by the Company or its subsidiaries earlier terminates, then at the date the SARs expire or cease to be exercisable as provided under Section 5 hereof, or, in the event of a Change in Control, as provided in Section 6
Payment to Employee Upon Exercise:	Upon exercise of SARs, Employee shall be entitled to receive payment in Shares determined by the following formula:
Shares = ((FMV − Base Price) * SARs Exercised) / FMV
Where:‘‘Shares’’ is the number of Shares to be delivered
‘‘FMV’’ is the Fair Market Value of a Share at the exercise date
‘‘Base Price’’ is as set forth above
‘‘SARs Exercised’’ is the number of Shares covered by the SARs then being exercised
‘‘*’’ means ‘‘multiplied by’’
‘‘/’’ means ‘‘divided by’’
Other Exercise Conditions	SARs may only be exercised at a date that the Fair Market Value of a Share exceeds the Base Price, and only if the SARs are otherwise exercisable at such date. If, on the date the SARs expire or terminate, both conditions in the preceding sentence have been met, the SARs shall be automatically exercised.

The SARs are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Stock Appreciation Rights Grant attached hereto. The number and kind of shares purchasable and the Base Price are subject to adjustment in accordance with Section 11(c) of the Plan.

Employee acknowledges and agrees that (i) the SARs are nontransferable, except as provided in Section 4 hereof and Section 11(b) of the Plan, (ii) the SARs, and certain amounts of gain realized upon exercise of the SARs, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, as set forth in Section 7 hereof and Section 10 of the Plan, (iii) the SARs are subject to forfeiture in the event of Employee’s termination of employment in certain circumstances, as provided in Section 10 of the Plan and Section 5 hereof, (iv) sales of Shares will be subject to the Company’s policies regulating securities trading by employees and the securities laws of the United States and (v) a copy of the Plan and related prospectus have previously been delivered to Employee, are being delivered to Employee or are available as specified in Section 1 hereof. In addition, and without limiting the foregoing, Employee consents, acknowledges and agrees that, as a condition to the grant of SARs hereunder, Section 10(d) of the Plan, which relates to forfeitures of Awards (as defined in the Plan) in the event of financial reporting misconduct, will apply to the SARs granted hereunder as well as to any other Awards that may have been granted to Employee prior to the Grant Date set forth above.

IN WITNESS WHEREOF, International Flavors & Fragrances Inc. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, as of the Grant Date, both parties intending to be legally bound hereby.

Employee	INTERNATIONAL FLAVORS & FRAGRANCES INC.
By:
Name		Dennis M. Meany Senior Vice President, General Counsel & Secretary

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS GRANT

The following Terms and Conditions apply to the SARs granted to Employee by INTERNATIONAL FLAVORS & FRAGRANCES INC. (the ‘‘Company’’), as specified on the preceding page. Certain specific terms of the SARs, including the number of shares purchasable, vesting and expiration dates, and the Base Price, are set forth on the preceding page.

1.    General.    The SARs are granted to Employee under the Company’s 2000 Stock Award and Incentive Plan (the ‘‘Plan’’), a copy of which is available for review, along with other documents constituting the ‘‘prospectus’’ for the Plan, on the Company’s intranet site at One IFF/Corporate/Law Department. All of the terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein (or in the preceding page) shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the SARs, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), rules and regulations under the Plan adopted from time to time, and decisions and determinations of the Company’s Compensation Committee (the ‘‘Committee’’) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to the SARs without Employee’s consent.

2.    Right to Exercise SARs.    Subject to all applicable laws, rules, regulations and the terms of the Plan and this Agreement, Employee may exercise the SARs if and to the extent it has become vested and exercisable but not after the Stated Expiration Date of the SARs.

3.    Method of Exercise.    To exercise the SARs, unless otherwise permitted by the Company, Employee must give written notice to the Company or its agent, which notice shall specifically refer to this Agreement, state the number of Shares as to which the SARs are being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Employee. Once Employee gives a valid notice of exercise, such notice may not be revoked. When Employee exercises the SARs, or part thereof, the Company will transfer Shares (or make a certificate-less credit) to Employee’s brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Employee. No Employee or Beneficiary shall have at any time any rights with respect to shares covered by this Agreement prior to issuance of certificates (or certificate-less credit) therefor following exercise of the SARs as provided above. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issue of such stock certificates (or credit). If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes in accordance with Section 9(a), the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.

4.    Transferability.    Except to the extent permitted under and subject to the conditions of Section 11(b) of the Plan, the SARs may not be assigned or transferred in any way by the Employee, except at the Employee’s death, by his or her will or pursuant to the applicable laws of descent and distribution or to his or her designated Beneficiary, and in the event of his or her death the SARs shall be exercisable as provided in Section 5 hereof. If Employee shall attempt to make such prohibited assignment or transfer, the unexercised portion of the SARs shall be null and void and the Company shall have no further liability hereunder.

5.    Termination Provisions.    The following provisions will govern the vesting, exercisability and expiration of the SARs in the event of Employee’s Termination of Employment (as defined below); provided that the Committee retains its powers to accelerate vesting or modify these terms subject to the consent of Employee in the case of a modification materially adverse to Employee:

(a)    Exercise While Employed; Voluntary Resignation and Termination by the Company for Cause.    Except as provided in this Section 5, Employee shall have the right to exercise the SARs only so long as he or she remains in the employ of the Company or a subsidiary of the Company, including a subsidiary which becomes such after the date of this Agreement. Accordingly, in the event of Employee’s Termination of Employment due to his or her voluntarily resignation (other than a Normal or Early Retirement governed by clause (b) or (c) below) or Termination of Employment by the Company for Cause (as defined below), all unvested SARs will be immediately forfeited, and all vested SARs (i) will cease to be exercisable and will terminate on the date three months after Termination of Employment due to such Voluntary Resignation (but in no event after the Stated Expiration Date) and (ii) will cease to be exercisable and will terminate immediately in the case of a Termination by the Company for Cause.

(b)    Disability or Normal Retirement.    In the event of Employee’s Termination of Employment due to Disability (as defined below) or Normal Retirement (as defined below), the following rules will apply:

•	Employee’s unvested SARs will not be forfeited, but will remain outstanding and will become exercisable at the applicable date under this Agreement as though Employee had not had such a Termination of Employment; provided that, in the case of Termination of Employment due to Disability or Normal Retirement, Employee shall forfeit the unvested SARs if before the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(e) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.

•	Unless forfeited, Employee’s SARs shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SARs will cease to be exercisable and will terminate, except as otherwise provided herein.

(c)    Termination by the Company Not for Cause or Early Retirement.    In the event of Employee’s Termination of Employment by the Company not for Cause or Employee’s Early Retirement, the following rules apply:

•	A pro rata portion of Employee’s then unvested SARs will not be forfeited, but will remain outstanding and will become exercisable at the applicable date under this Agreement as though Employee had not had such a Termination of Employment. This pro rata portion will be determined by multiplying the number of such unvested SARs by a fraction the numerator of which is the number of days from the Grant Date to the date of Employee’s Termination of Employment and the denominator of which is 1,095; provided that Employee shall forfeit the unvested SARs if before the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(e) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable post-Termination period.

•	Employee’s SARs that had not become vested before such Termination of Employment and are not included in the pro rata portion subject to continued vesting will be immediately forfeited.

•	Employee’s SARs that were vested at the time of such Termination of Employment and those that thereafter become vested under this Section 5(c) shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SARs will cease to be exercisable and will terminate.

(d)    Death.    In the event of Employee’s Termination of Employment due to death or death of Employee following Termination but prior to vesting of SARs not otherwise forfeited hereunder, Employee’s unvested SARs will not be forfeited but will become immediately vested and exercisable, and all vested SARs shall remain outstanding and exercisable until the Stated Expiration Date, at which date the SARs will cease to be exercisable and will terminate, except as otherwise provided herein. Any SARs exercisable under this Section 5(d) following Employee’s death may be exercised by Employee’s legal representative, distributee, legatee or designated Beneficiary, as the case may be.

(e)    Certain Definitions.    The following definitions apply for purposes of this Agreement:

(i)    ‘‘Cause’’ has the meaning as defined in the Company’s Executive Separation Policy or any successor policy thereto, as in effect at the time of Employee’s Termination of Employment.

(ii)    ‘‘Disability’’ means a disability entitling Employee to long-term disability benefits under the Company’s long-term disability policy as in effect at the date of Employee’s termination of employment, upon written evidence of such permanent disability from a medical doctor in a form satisfactory to the Company.

(iii)    ‘‘Early Retirement’’ means Termination of Employment by either the Company or Employee after Employee has attained age 55 and before he or she has attained age 62 if at the time of Termination Employee has ten or more years in the employ of the Company and/or its subsidiaries.

(iv)    ‘‘Normal Retirement’’ means Termination of Employment by either the Company or Employee after Employee has attained age 62.

(v)    ‘‘Termination of Employment’’ means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.

6.    Change in Control Provisions.    The provisions of Section 9 of the Plan shall not apply to the SARs, except as specifically provided in this Section 6. In the event of a Change in Control (as defined in Section 9 of the Plan), the SARs, if not previously forfeited, will be fully vested and exercisable for a period of 90-days commencing at the date of the Change in Control, during which period Employee may elect to receive, instead of shares upon exercise, cash in an amount equal to (i) the Fair Market Value of a Share at the date of exercise minus the Base Price per share of the SARs times (ii) the number of shares that remained subject to the SARs (whether or not vested) at the time of the Change in Control (this payment will be required only if it is a positive amount). Such cash payment shall be made in a lump sum at the date of exercise. At the expiration of such 90-day period following the Change in Control, Employee will have no further rights with respect to the SARs, which thereupon will terminate.

7.    Forfeiture Provisions.    Employee agrees that, by signing this Agreement and accepting the grant of the SARs, the forfeiture conditions set forth in Section 5(b) hereof and in Section 10 of the Plan shall apply to the SARs and to gains realized upon the exercise of the SARs (in addition to the requirements of Section 5(b) and (c) applicable during any period of continued vesting following Termination of Employment).

8.    Employee Representations and Warranties, Consents and Acknowledgements.

(a)    As a condition to the exercise of the SARs, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 5(b) hereof and Section 10 of the Plan.

(b)    By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described in this clause (b). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options and SARs or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (‘‘Data’’). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any Shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.

(c)    Employee’s participation in the Plan is voluntary. The value of the SARs is an extraordinary item of compensation. As such, the SARs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of the SARs to Employee under the Plan represents a mere investment opportunity.

(d)    EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE ‘‘PLAN DOCUMENTS’’). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

9.    Miscellaneous.

(a)    Mandatory Tax Withholding.    Unless otherwise determined by the Committee, at the time of exercise the Company will withhold from any shares deliverable upon exercise, in accordance with Section 11(d) of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any taxes relating to the SARs and the exercise thereof not satisfied by means of such mandatory withholding.

(b)    Binding Agreement; Written Amendments.    This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the SARs, and supersedes any prior agreements or documents with respect to the SARs. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially and adversely affect the rights of Employee under the SARs shall be valid unless expressed in a written instrument executed by Employee.

(c)    No Promise of Employment.    The SARs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding SARs shall not be affected. The grant of stock SARs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock SARs or benefits in lieu of stock SARs in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of SARs, vesting provisions and the exercise or base price.

(d)    Governing Law.    The validity, construction, and effect of this Agreement shall be determined in accordance with the laws (including those governing contracts) of the State of New York, without giving effect to principles of conflicts of laws, and applicable federal law. The SARs and the granting thereof are subject to the Company’s compliance with the applicable law of the jurisdiction of Employee’s employment.

(e)    Notices.    Any notice to be given the Company under this Agreement shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.